                                                                    Exhibit 10.4

                              AMENDMENT NUMBER FIVE



         This Amendment Number Five is dated as of April 5, 2002 and is to the Credit Agreement among Hardinge Inc., the Banks signatory thereto and The Chase Manhattan Bank (National Association) (now JPMorgan Chase Bank) as Agent, dated as of February 28, 1996 and amended by Amendment Number One dated as of August 1, 1997, Amendment Number Two dated as of December 11, 2000, Amendment Number Three dated as of February 5, 2001 and Amendment Number Four dated as of September 20, 2001 (as amended, the "Agreement"). Terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

         The Borrower has requested, and upon the terms and conditions set forth herein the Banks have agreed, to certain modifications to the Agreement. For good and valuable consideration, receipt of which is hereby severally acknowledged, the parties agree as follows:

A. AMENDMENTS: Effective upon satisfaction of each of the conditions in Section B hereof, each Bank, Agent and Borrower agree that the Agreement shall be amended in the following respects (the "Amendments"):

         1. The definition of "Margin" as set forth in Section 1.01 of the Agreement shall be amended in its entirety to read as follows:

                  "Margin" means for each Variable Rate Loan fifty (50) Basis Points and for each Eurodollar Loan three hundred (300) Basis Points.

         2. Article 6 of the Agreement shall be amended by adding Section 6.11 as follows:

                  Section 6.11 DOMESTIC SUBSIDIARIES. Within ten (10) days of the creation or acquisition of any new domestic Subsidiary or the acquisi- tion of assets by or the transfer of assets to any existing domestic Subsidiary, deliver or cause to be delivered to the Agent a guaranty from such domestic Subsidiary in form and substance acceptable to Agent and a security agreement in substantially the same form as the Security Agreement (as defined below) by such domestic Subsidiary; provided, however, nothing contained in this provision shall be deemed to be consent by the Agent or any Bank of such creation, acquisition or transfer.

         3. Section 7.01(h) of the Agreement shall be amended so that the last sentence thereof is amended in its entirety to read as follows:

                  Notwithstanding the foregoing, and subject to and upon the closing of the transactions governed by the Acquisition Agreement, (i) the amount of the Liens against property other than inventory and receivables shall not exceed the principal amount of such Liens outstanding as of the date of Amendment Number Five to this Agreement plus any amount of the mortgage Liens permitted pursuant to subsection 7.01(i) below, and (ii) Liens against receivables of HTT Hauser Tripet Tschudin AG shall be permitted.

         4. Section 7.01 of the Agreement shall be further amended so that the following provisions are added as a new subsections (i) and (j) thereof:

                  (i) mortgage Liens on the Borrower's or any Subsidiary's real property provided 63.5% of the net proceeds from such mortgage financing are used to pay the outstanding principal under the 1997 Agreement (as defined in the Intercreditor Agreement) and/or any modification, renewal, extension, restatement or replacement thereof or supplement thereto, whether by the Agent or any other lender, and 36.5% of such net proceeds are used to pay principal under the KeyBank Loan (as defined in the Intercreditor Agreement).

                  (j) provided the Intercreditor Agreement (as defined below) is in full force and effect, Liens in favor of KeyBank (as defined below) on property in which the Agent has been granted a security interest.

         5. Section 7.05 of the Agreement shall be amended in its entirety to read as follows:

                  7.05 CONSOLIDATIONS, MERGERS, ACQUISITIONS AND SALES OF ASSETS. Consolidate or merge with or into, or sell, lease or otherwise dispose of any of its assets to, any Person or acquire all or any substantial portion of the properties, assets or shares of stock of any other organization or permit any Subsidiary to do any of the above except that:

                  (a) any Subsidiary may consolidate or merge with the Borrower or any wholly-owned subsidiary of the Borrower;

                  (b) the Borrower or any Subsidiary may sell, lease or otherwise dispose of any of its inventory in the ordinary course of business and any of its assets which are obsolete, excess or unserviceable;

                  (c) the Borrower or any Subsidiary may sell, pledge or discount customer notes in accordance with the terms of the Pledge Agreement (Customer Notes) (as defined below);

                  (d) the Borrower or any Subsidiary may sell, lease or otherwise dispose of any of its assets (other than as permitted by clauses (a)-(c) inclusive), PROVIDED that the aggregate net value of all assets of the Borrower and its Subsidiary sold, leased, or otherwise disposed of during any fiscal year of the Borrower pursuant to this clause (d) shall not exceed five percent (5%) of the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries at the end of the preceding fiscal year.

                  All sales, leases or disposition of assets pursuant to clause
                  (b), (c) or (d) shall be at fair market value.

         6. Section 8.01 of the Agreement shall be amended so that the following phrase is inserted immediately following the end thereof:

                  Consolidated Current Liabilities shall not include for the calculations as of September 30, 2002 and December 31, 2002, that portion of the KeyBank Loan (as defined in the Intercreditor Agreement) which would otherwise not be classified as current, except for the accounting treatment due to the possibility of early maturity on August 1, 2003 if the 1997 Agreement (as defined in the Intercreditor Agreement) is not replaced or renewed.

         7. Section 8.02 of the Agreement shall be amended to require that the Borrower shall maintain a minimum Consolidated Tangible Net Worth of at least One Hundred Thirty Million Dollars ($130,000,000.00) at all times through December 31, 2002 and One Hundred Thirty-two Million Dollars ($132,000,000.00) thereafter.

         8. Section 8.03 of the Agreement shall be amended in its entirety to read as follows:

                  8.03 FUNDED DEBT. Borrower shall maintain a ratio of Funded Debt to Earnings Before Interest, Taxes, Depreciation and Amortization, as measured as of the last day of each fiscal quarter for the immediately preceding twelve (12) months of not greater than (i) 3.75 to 1 for the fiscal quarter ending March 31, 2002, (ii) 4.0 to 1 for the fiscal quarters ending June 30, 2002 and September 30, 2002, (iii) 4.2 to 1 for fiscal quarter ending December 31, 2002, (iv) 4.0 to 1 for fiscal quarter ending March 31, 2003, (v) 3.75 to 1 for the fiscal quarter ending June 30, 2003, and (vi) 2.5 to 1 for each fiscal quarter thereafter.

         9. Section 8.04 of the Agreement shall be amended in its entirety to read as follows:

                  8.04 EARNINGS. Borrower shall maintain a ratio of Earnings Before Interest, Taxes, Depreciation and Amortization to Interest measured as of the last day of each fiscal quarter for the immediately preceding twelve (12) months, of not less than (i) 4.0 to 1 for the fiscal quarter ending March 31, 2002, (ii) 3.0 to 1 for the fiscal quarter ending June

                  30, 2002, (iii) 2.5 to 1 for the fiscal quarter ending September 30, 2002, (iv) 3.0 to 1 for fiscal quarters ending December 31, 2002 and March 31, 2003, and (v) 3.25 to 1 for the fiscal quarter ending June 30, 2003 and each fiscal quarter thereafter.

         10. Section 9.01 of the Agreement shall be amended so that the following provisions are added as new subsections (j)-(l) thereof:

                  (j) KeyBank National Association or its successors and assigns ("KeyBank") shall fail to perform or observe any term, covenant or agreement contained within the Intercreditor Agreement between the Agent and KeyBank National Association dated as of April 5, 2002, as the same may be amended or modified from time to time (the "Intercreditor Agreement"); or

                  (k) The Borrower shall fail to perform or observe any other term, covenant or agreement executed and/or delivered in connection with the KeyBank Loan (as defined in the Intercreditor Agreement) and effect of such failure is to accelerate or permit the acceleration of the KeyBank Loan prior to the stated maturity thereof; or

                  (l) There shall occur an event of default under (i) the Security Agreement by Borrower in favor of Agent dated as of April 5, 2002 as the same may be amended from time to time (the "Security Agreement"), (ii) the Pledge Security Agreement (Customer Notes) by Borrower in favor of Agent dated as of April 5, 2002 as the same may be amended or modified from time to time (the "Pledge Agreement (Customer Notes)"), or (iii) the Pledge Security Agreement (Stock of Canadian and European Subsidiaries) by Borrower in favor of Agent dated as of April 5, 2002, as the same may be amended from time to time (collectively, the "Security Documents"), or any other notices or filings executed or delivered in connection with such Security Documents.

B. CONDITIONS TO AMENDMENTS. The Amendments shall become effective upon satisfaction of each of the following terms and conditions:

         1. The Borrower, each Bank, and the Agent shall have executed and delivered this Agreement to the Agent.

         2. The Borrower shall have executed and delivered the Security Documents to the Agent and shall have delivered to the Agent or its bailee all of the original stock certificates, executed stock powers, customer notes and notices as required by each of the Security Documents, or as otherwise requested by the Agent, all in form and substance satisfactory to the Agent and the Banks.

         3. KeyBank National Association shall have executed and delivered to the Agent the Intercreditor Agreement, in form and substance satisfactory to the Agent and the Banks.

         4. Each of JPMorgan Chase Bank, HSBC Bank USA, Manufacturers and Traders Trust Company, and Fleet National Bank shall have executed and delivered to the Agent an agreement with respect to the distribution of proceeds in connection with their respective credit facilities with JPMorgan Chase Bank, as agent, in form and substance satisfactory to the Agent and the Banks.

         5. The Borrower shall have delivered to JPMorgan Chase Bank, as Agent an Amendment Number Four to a certain Credit Agreement between the Borrower, JPMorgan Chase Bank, as agent and lender, Fleet National Bank, and Manufacturers and Traders Trust Company, in form and substance satisfactory to the Agent and the Banks.

         6. The Borrower shall have delivered to Agent satisfactory evidence of casualty and liability insurance.

         7. The Borrower shall have delivered to the Agent evidence of all proper corporate action taken to authorize the granting of the security under the Security Documents.

         8. The Borrower shall have caused its counsel to deliver to the Agent its opinion in form and substance satisfactory to the Agent and the Banks.

         9. The Borrower shall have delivered to the Agent the final execution versions of all documentation with KeyBank National Association in connection with its amendment to the KeyBank Loan (as such is defined in the Intercreditor Agreement), all in form and content satisfactory to the Agent.

         10. The Borrower shall have delivered to the Agent evidence satisfactory to the Agent in its sole discretion that the One Million Dollar ($1,000,000.00) prepayment of the KeyBank Loan (as defined in the Intercreditor Agreement) has been funded solely by the proceeds of an unsecured term loan by Chemung Canal Trust Company to Borrower in the original principal amount of One Million Dollars ($1,000,000.00), and the terms of such loan shall provide for payment of interest only until September 30, 2003, at which time the entire unpaid principal amount thereof shall be due and payable and other such terms and conditions which shall be acceptable to the Agent in its sole discretion.

C. RATIFICATION. Except as expressly modified herein, Borrower hereby ratifies and reaffirms the Agreement, the documents executed in connection therewith and acknowledges and agrees that the terms and conditions of the Agreement are in full force and effect and that all of the Debt thereunder is owing without defense or offset, and is not subject to any counterclaim and that all representations and warranties contained therein are true and correct on the date hereof as though made on this date and that no event has occurred and is continuing which constitutes a Default or event of Default thereunder. All of the Agent's and Banks' rights and remedies under the Agreement are expressly preserved and reserved.

D. EXPENSES. Borrower agrees to pay on demand by Agent, all reasonable expenses of Agent, including without limitation, fees and disbursement of counsel in connection with the transactions contemplated by this Amendment Number Five, the Agreement or the Security Documents, the negotiations for and preparation of this Amendment Number Five, the Agreement and the Security Documents and the enforcement of the rights of Agent under any such documents, including without limitation, all recording fees, title search and taxes.

E. MISCELLANEOUS.

         1. This Amendment Number Five may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any parties hereto may execute this Amendment Number Five by signing any such counterpart.

         2. This Amendment Number Five constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersedes and take the place of any other instrument purporting to be an agreement of the parties hereto relating to the transaction hereby. This Amendment Number Five may not be changed orally, but only by an agreement in writing signed by a duly authorized officer of the Banks and Agent or by the Borrower, to the extent any such parties are to be bound thereby.

         3. The provisions of this Amendment Number Five, whether express or implied shall not give any third party (other than permitted successors and assigns of the parties permitted under the Agreement) any benefit of any equitable or legal right, remedy or claim under applicable law.

         4. By signing below, the Borrower, for good and valuable consideration and by these presents does for itself, its representatives, successors and assigns, remise, release and forever discharge JPMorgan Chase Bank, and HSBC Bank USA, in any capacity, their predecessors, successors, assigns, directors, officers, shareholders, employees, attorneys and agents (collectively, the "Releasees") of and from all, and all matter of action and actions, cause and causes of actions, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law or in equity, which against such Releasees or any of them or more of them, it ever had, now has or which it, or its heirs, representatives, successors or assigns hereafter can, shall or may claim to have for or by reason of any cause, matter or thing whatsoever, arising from the beginning of time to the date hereof.

         5. This Amendment Number Five shall be governed by and construed under the internal laws of the State of New York, as the same may, from time to time, be in effect without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have caused this Amendment Number Five to be executed by their duly authorized officers as of the day and year first above written.



                            [Signature Pages Follow]

                                     HARDINGE INC.


                                     By: /s/ Thomas T. Connelly
                                        --------------------------------------
                                        Thomas T. Connelly, Treasurer


                                     AGENT:

                                     JPMORGAN CHASE BANK
                                     Successor by merger to The Chase Manhattan
                                     Bank (National Association)


                                     By: /s/ Christine M. McLeod
                                        --------------------------------------
                                        Christine M. McLeod, Vice President

                                     BANKS:

                                     JPMORGAN CHASE BANK,
                                     Successor by merger to The Chase Manhattan
                                     Bank (National Association)


                                     By: /s/ Christine M. McLeod
                                        ----------------------------------------
                                        Christine M. McLeod, Vice President


                                     JPMORGAN CHASE BANK
                                     f/k/a Chemical Bank


                                     By: /s/ Christine M. McLeod
                                        ----------------------------------------
                                        Christine M. McLeod, Vice President


                                     HSBC BANK USA
                                     f/k/a/ Marine Midland Bank


                                     By: /s/ Kelly E. O'Brien
                                        ----------------------------------------
                                        Kelly E. O'Brien, Vice President